THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (i) RULE 144 OR (ii) RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS MAY BE REQUIRED BY THE COMPANY.

WARRANT CERTIFICATE

WARRANTS FOR PURCHASE OF COMMON SHARES OF ELEGANCE BRANDS INC.

(incorporated under the laws of Delaware)

Certificate Number W2021-06-7

Number of warrants represented by this certificate: 5,000,000

This warrant ("**Warrant**") will be void and of no value unless exercised prior to 5:00 p.m. (California time) on December 7, 2022 (the "**Expiry Time**").

THIS IS TO CERTIFY THAT, for value received, Halo Collective Inc. (the "**Holder**"), is entitled at any time and from time to time prior to the Expiry Time, to purchase for the (the "**Exercise Price**") one fully paid and non-assessable share of Class A common stock, par value $0.0001 per share (each a "**Common Share**") in the capital of ELEGANCE BRANDS INC. (the "**Company**"), for each Warrant evidenced hereby, by surrendering to the Company at its principal office at 9100 Wilshire Boulevard, Suite 362W, Beverly Hills, CA 90212, this Warrant, together with a Subscription Form, duly completed and executed, and cash or a certified cheque, money order or bank draft in lawful money of the United States of America payable to or to the order of the Company for the amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for, on and subject to the terms and conditions set forth below.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares at any time after the Expiry Time, and from and after the Expiry Time these Warrants and all rights hereunder shall be void and of no value.

1. Definitions

In this Warrant, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings, namely:

(a) "**Business Day**" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Beverly Hills are not open for business;

(b) "**Common Shares**" means a maximum of 5,000,000 shares of Class A common stock, $0.0001 par value per share, of the Company as such shares of Class A common stock were constituted on the date hereof, as the same may be reorganized, reclassified or redesignated pursuant to any of the events set out in Section 10 hereof;

(c) "**Company**" means Elegance Brands, Inc. a corporation incorporated under the laws of Delaware, and its successors and assigns;

(d) "**Exercise Price**" means $0.75 in U.S. funds per Common Share;

(e) "**Expiry Date**" means December 7, 2022;

(f) "**Expiry Time**" means 5:00 p.m. (California time) on the Expiry Date;

(g) "**Holder**" means the registered holder of this Warrant;

(h) "**person**" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(i) "**Subscription Form**" means the form of subscription annexed hereto as Schedule "A"; and

(j) "**this Warrant**", "**Warrant**", "**herein**", "**hereby**", "**hereof**", "**hereto**", "**hereunder**" and similar expressions mean or refer to the warrants represented by this warrant certificate and any deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof.

2. Expiry Time

After the Expiry Time, all rights under any Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

3. Exercise Procedure

(a) The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Company prior to the Expiry Time at its principal office:

(i) this Warrant, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, and

(ii) cash, a wire transfer of immediately available funds, or a certified cheque, money order or bank draft payable to or to the order of the Company in lawful money of the United States of America at par in an amount equal to the Exercise Price multiplied by the number of Common Shares for which subscription is being made.

(b) Any Warrant and cash, a wire transfer of immediately available funds, certified cheque, money order or bank draft referred to in the foregoing clauses (i) and (ii) shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office in the manner provided in Section 20 hereof.

(c) This Warrant and such cash, wire transfer of immediately available funds, or certified cheque will be deemed to be so surrendered and exercised only upon actual receipt thereof by the Company.

(d) The Holder may, at any time prior to the Expiry Time, upon surrender hereof to the Company and upon payment of such applicable charges as may be required by the Company from time to time, exchange this Warrant for other Warrants entitling the Holder to subscribe in the aggregate for the same number of Common Shares as are purchasable under this Warrant at the time of such exchange.

4. Entitlement to Certificate

Upon such delivery and payment as aforesaid, the Company shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant and the Holder hereof shall become a shareholder of the Company in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such Common Shares and the Company shall cause such certificate or certificates to be delivered to the Holder hereof at the address or addresses specified in such Subscription Form within three (3) Business Days of such delivery and payment by an officer of the Company.

5. Register of Warrantholders and Transfer

(a) The Company shall cause a register to be kept in which shall be entered the names and addresses of all holders of Warrants and the number of Warrants so held by them.

(b) The Warrants are not transferable.

6. Partial Exercise

The Holder may subscribe for and purchase a number of Common Shares less than the maximum number of Common Shares the Holder is entitled to purchase pursuant to this Warrant. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new certificate in respect of the balance of the Warrants represented by this certificate and which were then not exercised.

7. No Fractional Shares

Notwithstanding any adjustments provided for in Section 10 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants, to issue fractional Common Shares in satisfaction of its obligations hereunder. Where a fractional Common Share would, but for this Section 7, have been issued upon exercise of a Warrant, no cash or other consideration shall be issued to the Holder in respect thereof.

8. Not a Shareholder

Nothing in this certificate or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

9. Covenants

The Company covenants and agrees that:

(a) so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Common Shares for the time being called for by such outstanding Warrants;

(b) all Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof; and

(c) it will not effect any Reorganization (as herein defined) which could result in a successor to the Company unless prior to or simultaneously with the consummation thereof, the entity succeeding the Company acknowledges in writing that it is bound by and will comply with the provisions set forth in this Warrant Certificate.

10. Adjustment to Exercise Price

In the event of any alteration of the Common Shares, including any subdivision, consolidation or reclassification, or in the event of any form of reorganization of the Company, including any amalgamation, merger or arrangement (any of such events, a "**Reorganization**"),

an adjustment will be made to the terms of the Warrants such that the Holder, upon exercise of any Warrants following the completion of the Reorganization, will be entitled to receive the same number and kind of securities that it would have been entitled to receive as a result of the Reorganization had it exercised its Warrants immediately prior to the Reorganization.

If, in case at any time:

(a) the Company pays any dividend payable in stock upon the Common Shares or makes any distribution to the holders of the Common Shares;

(b) the Company offers for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

(c) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d) in case of any Reorganization;

then, and in any one or more of such cases, the Company will give to the Holder at least 20 days' prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or offer of subscription rights, or for determining rights to vote with respect to such dissolution, liquidation or winding-up or Reorganization and, in the case of such dissolution, liquidation or winding-up or Reorganization, at least 20 days' prior written notice of the date when the same will take place. Such notice in accordance with the foregoing clause will also specify, in the case of any such dividend, distribution or offer of subscription rights, the date on which the holders of the Common Shares will be entitled thereto, and such notice in accordance with the foregoing will also specify the date on which the holders of the Common Shares will be entitled to exchange the Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up or Reorganization, as the case may be. Each such written notice will be given by first class registered mail, postage prepaid, addressed to the Holder at the address of such Holder, as shown on the books of the Company.

11. Rules Regarding Calculation of Adjustment of Exercise Price

In accordance with this Warrant Certificate, the Company will make adjustments as it considers necessary and equitable acting in good faith. If at any time a dispute arises with respect to adjustments provided for herein, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Company and any such determination, absent manifest error, will be binding upon the Company, the Holder and shareholders of the Company. The Company will provide such auditors or accountants with access to all necessary records of the Company and the fees payable to such accountants or auditors will be paid by the Company.

12. Lost Certificate

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this certificate evidencing the Warrants and, if requested by the Company, upon

delivery of a bond of indemnity satisfactory to the Company, acting reasonably (or, in the case of mutilation, upon surrender of this certificate evidencing the Warrants), the Company will issue to the holder a replacement certificate (containing the same terms and conditions as this certificate evidencing the Warrants).

13. Severability

If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b) the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant in any other jurisdiction.

14. Legends on Common Shares

To the extent required under the United States *Securities Act of 1933*, as amended, at the time of the issuance of Common Shares upon the exercise of the Warrants, the certificate(s) representing such Common Shares will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY (i) RULE 144 OR (ii) RULE 144A UNDER THE 1933 ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS MAY BE REQUIRED BY THE COMPANY.

15. Headings

The headings of the sections, subsections and clauses of this Warrant have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant.

16. Numbering of Sections, etc.

Unless otherwise stated, a reference herein to a numbered or lettered section, subsection, clause, subclause or schedule refers to the section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant.

17. Gender

Whenever used in this Warrant, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

18. Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

19. Computation of Time Period

Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

20. Binding Effect

This Warrant and all of its provisions shall enure to the benefit of the Holder and his heirs, executors, administrators, legal personal representatives, permitted assigns and successors and shall be binding upon the Company and its successors and permitted assigns.

21. Notice

Any notice, document or communication required or permitted by this Warrant to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail, or if transmitted by any form of recorded telecommunication tested prior to transmission, to such party addressed as follows:

(a) to the Holder as set forth in the register to be maintained pursuant to Section 5 hereof; and

(b) to the Company at:

Elegance Brands Inc.
9100 Wilshire Blvd.,
362W, Beverly Hills
CA 90212

Notice so mailed shall be deemed to have been given on the fifth (5th) Business Day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which applicable postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be provided that if such day is not a Business Day then the notice, request or other communication shall be deemed to have been given and received on the first Business Day following such day. Any party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

22. Governing Law

This Warrant will be governed by and construed in accordance with the laws of the state of Delaware.

23. Time of the Essence

Time will be of the essence hereof.

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IN WITNESS WHEREOF the Company has caused this Warrant to be signed by its duly authorized officer as of the __ day of June, 2021.

ELEGANCE BRANDS INC.

Per: ______________________________
Authorized Signatory

SCHEDULE "A"
SUBSCRIPTION FORM

TO: ELEGANCE BRANDS INC.
9100 Wilshire Blvd., 362W, Beverly Hills, CA 90212

The undersigned Holder of the within Warrant Certificate hereby irrevocably subscribes for ______________ Common Shares according to the conditions thereof and herewith makes payment in the amount of $______________ as the purchase price in full for the said number of Common Shares at the price of $__________ per Common Share. Capitalized terms used herein have the meanings set forth in the within Warrant Certificate.

____ hereby directs that the Common Shares hereby subscribed for be issued and delivered as follows:

Name(s) in full	Address	Number of Common Shares

DATED this _______ day of ________________________, _________.

____
Authorized Signatory

____
Mailing Address

____

____

☐ Please check box if the Common Share certificate(s) are to be delivered at the office where this Warrant certificate is surrendered, failing which the Common Share certificate(s) will be mailed to the subscriber at the address set out above.

If any Warrants represented by this certificate are not being exercised, a new Warrant certificate representing the number of Warrants which are not exercised will be issued and delivered with the Common Share certificate(s).